Exhibit 10.3

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made. The marked information has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

with respect to

Repowering Partnership II LLC

by and between

CWSP Wildorado Elbow Holding LLC

and

Wind TE Holdco LLC

dated as of April 17, 2020

-i-

TABLE OF CONTENTS

(continued)

		Page

8.10.	Assignment	22
8.11.	Severability	22
8.12.	Governing Law	22
8.13.	Consent to Jurisdiction	22
8.14.	Waiver of Jury Trial	23
8.15.	Limitation on Certain Damages	23
8.16.	Disclosures	23
8.17.	Facsimile Signature; Counterparts	23

-ii-

TABLE OF CONTENTS

(continued)

Schedules and Exhibits:

[***]

-iii-

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”), dated as of April 17, 2020 (the “Execution Date”), is entered into by and between CWSP WILDORADO ELBOW HOLDING LLC, a Delaware limited liability company (the “Seller”), and WIND TE HOLDCO LLC, a Delaware limited liability company (the “Purchaser”). Purchaser and Seller are referred to, collectively, as the “Parties” and each, individually, as a “Party.” Capitalized terms not otherwise defined herein shall have the meaning given them in Section 1.01 of this Agreement.

RECITALS:

1.       As of the Closing Date, Clearway Renew LLC will own one hundred percent (100%) of the membership interests in Seller. As of the Execution Date, the Purchaser owns one hundred percent (100%) of the “Class A Membership Interests” of Repowering Partnership II LLC (the “Company”) and the Seller owns one hundred percent (100%) of the “Class B Membership Interests” of the Company (the “Class B Membership Interests”).

2.       The Company owns one hundred percent (100%) of the membership interests in Repowering Partnership Holdco LLC, a Delaware limited liability company (“Repowering Holdco”).

3.       As of the Execution Date, (a) Repowering Holdco owns one hundred percent (100%) of the “Class B Units” (as defined in the Elbow Creek MIPA) in Elbow Creek Repowering Tax Equity Holdco LLC, a Delaware limited liability company (“Elbow Creek Holdco”) and Tax Equity Investor will own 100% of the “Class A Units” (as defined in the Elbow Creek MIPA) in Elbow Creek Holdco and (b) Repowering Holdco owns one hundred percent (100%) of the “Class B Units” (as defined in the Wildorado MIPA) in Wildorado Repowering Tax Equity Holdco LLC, a Delaware limited liability company (“Wildorado Holdco”) and Tax Equity Investor owns 100% of the “Class A Units” (as defined in the Wildorado MIPA) in Wildorado Holdco.

4.       Elbow Creek Holdco owns one hundred percent (100%) of the membership interests in Elbow Creek Wind Project, LLC, a Texas limited liability company ( “Elbow Creek Project Company”)

5.       Wildorado Holdco owns one hundred percent (100%) of the membership interests in Wildorado Wind, LLC, a Texas limited liability company ( “Wildorado Project Company” and together with Elbow Creek Project Company, Repowering Holdco, Elbow Creek Holdco and Wildorado Holdco, the “Repowering Entities”).

6.       Elbow Creek Project Company owns an approximately 121.9 MW AC wind energy project in Howard County, Texas (the “Elbow Creek Project”).

7.       Wildorado Project Company owns an approximately 161 MW AC wind energy project in Oldham, Randall and Potter Counties, Texas (the “Wildorado Project” and together with the Elbow Creek Project the “Projects”).

8.       On the Closing Date, Seller desires to sell and irrevocably and unconditionally transfer to Purchaser, and Purchaser desires to purchase from Seller, one hundred percent (100%) of the Class B Membership Interests in exchange for the payment of the Purchase Price.

9.       In consideration of the mutual agreements, covenants, representations and warranties set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

Article 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.01.    Definitions. As used in this Agreement, the following defined terms have the meanings indicated below:

“Acquisition Date” means [***].

“Action or Proceeding” means any action, suit, proceeding, arbitration or investigation by or before any Governmental Authority.

“Affiliate” of a specified Person means any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified. For the purposes of this Agreement, Clearway Renew LLC and its direct or indirect subsidiaries, including Seller, the Company and the Repowering Entities shall not be considered “Affiliates” of Clearway Energy, Inc. and its direct or indirect subsidiaries, including the Purchaser.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement dated as of the Closing Date by and between Seller and Purchaser, in the form attached as Exhibit E.

“Business Day” means any day except Saturday, Sunday and any day that is a legal holiday in New York City or a day on which banking institutions are authorized or required by Law or other government action to close in New York City.

“Cap” has the meaning set forth in Section 6.04(c).

“Class B Membership Interest” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 4.01.

“Closing Date” means the date on which all of the conditions set forth in Section 4.01 have been satisfied or waived and the sale of the Class B Membership Interests to Purchaser has been consummated pursuant to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the recitals.

2

“Company Contracts” means all material Contracts and amendments, modifications and supplements thereto, to which the Company or the Repowering Entities is a party or by which the Company, the Repowering Entities or any of their assets or properties are bound.

“Consequential Damages” has the meaning set forth in Section 8.15.

“Constitutive Documents” means any certificates of formation, articles of incorporation, and the bylaws, limited liability company agreements or partnership agreements, as amended (if applicable).

“Contract” means any agreement, purchase order, commitment, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, entered into by a Person or by which a Person or any of its assets are bound.

“Control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Deductible” has the meaning set forth in Section 6.04(a).

“Disclosure Schedules” means the schedules to the Seller’s and Purchaser’s representations and warranties provided pursuant to Article 3.

“Elbow Creek Holdco” is defined in the recitals to this Agreement.

[***]

“Elbow Creek Project” is defined in the recitals to this Agreement.

“Elbow Creek Project Company” is defined in the recitals to this Agreement.

“Environmental Law” means any Law imposing liability, standards or obligations of conduct concerning pollution or protection of human health and safety (including the health and safety of workers under the U.S. Occupational Safety and Health Act of 1970 (29 U.S.C. §§ 651 et seq.)), flora and fauna, any Environmental Media, including (a) any Law relating to any actual or threatened emission, discharge, release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any hazardous waste (as defined by 42 U.S.C. § 6903(5)), hazardous substance (as defined by 42 U.S.C. § 9601(14)), hazardous material (as defined by 49 U.S.C. § 5102(2)), toxic pollutant (as listed pursuant to 33 U.S.C. § 1317), or pollutant or contaminant (as pollutant or contaminant is defined in 42 U.S.C. § 9601(33)), any oil (as defined by 33 U.S.C. § 2701(23)); and (b) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.) and the Endangered Species Act of 1973 (16 U.S.C. 1531 et seq.) with any amendments or reauthorization thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.

3

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Financing Agreement” means that certain Financing Agreement, [***], by and among the Company, the financial institutions from time to time party thereto as lenders and as issuers of letter of credit, [***] as administrative agent for the lenders, [***], as collateral agent for the secured parties described therein, and the other agents and Persons from time to time party thereto.

“GAAP” means generally accepted accounting principles in the United States, consistently applied throughout the relevant periods.

“Governmental Approval” means any consent or approval required by any Governmental Authority.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, court, commission, board, bureau, agency or instrumentality, or any regulatory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing, any Taxing Authority and any electric reliability organization, regional transmission organization or independent system operator or any successor thereto.

“Indebtedness” means all obligations of a Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business and not past due), (d) under capital leases, (e) secured by a Lien on the assets of such Person, whether or not such obligation has been assumed by such Person, (f) with respect to reimbursement obligations for letters of credit and other similar instruments (whether or not drawn), (g) in the nature of guaranties of the obligations described in clauses (a) through (f) above of any other Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty, or (h) in respect of any other amount properly characterized as indebtedness in accordance with GAAP.

“Indemnified Party” means any Person claiming indemnification under any provision of Article 6.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article  6.

“Knowledge” means the actual knowledge of [***], after reasonable inquiry of their direct reports.

“Law” means any applicable constitution, statute, law, ordinance, regulation, rate, ruling, order, judgment, legally binding guideline, restriction, requirement, writ, injunction or decree that has been enacted, issued or promulgated by any Governmental Authority.

“Liabilities” means any liability, Indebtedness, obligation, commitment, or expense, in each case, requiring either (i) the payment of a monetary amount, or (ii) any type or fulfillment of an obligation, and in each case whether accrued, absolute, contingent, asserted, matured, unmatured, secured or unsecured.

4

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any lien or security interest).

“LLCA” means the Limited Liability Company Agreement of the Company, dated as of [***], by and between Purchaser and Seller (as assignee of Clearway Renew LLC).

“Losses” means any and all claims, damages, losses, Liabilities, costs, fines, penalties assessed by any Governmental Authority and expenses (including settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions), and excluding any consequential, incidental, indirect, special, exemplary or punitive damages.

“Material Adverse Effect” means any fact, event, circumstance, condition, change or effect that has, or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on the assets, properties, liabilities, financial condition or results of operations of the Projects, the Company or the Repowering Entities, individually or taken as a whole; provided, however, that none of the following shall be or will be deemed to constitute and shall not be taken into account in determining the occurrence of a Material Adverse Effect: any fact, event, circumstance, condition, change or effect resulting from (a) any economic change generally affecting the international, national or regional (i) electric generating industry or (ii) wholesale markets for electric power; (b) any economic change in markets for commodities or supplies, including electric power, as applicable, used in connection with the Company or the Repowering Entities; (c) any change in general regulatory or political conditions, including any engagements of hostilities, acts of war or terrorist activities, natural disasters or weather-related events or changes imposed by a Governmental Authority associated with additional security; (d) any change in any Laws (including Environmental Laws), industry standards generally affecting the industry or markets in which the Company or the Repowering Entities operate or GAAP; (e) any change in the financial condition of the Company or the Repowering Entities caused by the transactions contemplated by this Agreement and the proposed purchase by the Purchaser; (f) any change in the financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market) or any change in the general national or regional economic or financial conditions; (g) any actions to be taken pursuant to or in accordance with this Agreement; or (h) the announcement or pendency of the transactions contemplated hereby, including any labor union activities or disputes; provided, however, that any fact, event, circumstance, condition, change or effect resulting from clauses (a) through (f) shall nonetheless be taken into consideration in determining whether a Material Adverse Effect has occurred to the extent such changes, events, effects or occurrences have a materially disproportionate impact on the Company or the Repowering Entities, taken as whole, as compared to similarly situated businesses in the same industry and in the same geographical area.

5

“MW” means megawatt (alternating current).

“Order” means any writ, judgment, injunction, ruling, decision, order or similar direction of any Governmental Authority, whether preliminary or final.

“Party” has the meaning set forth in the preamble.

“Permit” means all licenses, permits, consents, authorizations, approvals, ratifications, certifications, registrations, exemptions, variances, exceptions and similar consents granted or issued by any Governmental Authority.

“Permitted Equity Encumbrance” means (a) those restrictions on transfer imposed by applicable securities laws, (b) restrictions imposed on transfers set forth in the Constitutive Documents of the Company, Elbow Creek Project Company or Wildorado Project Company, and (c) Liens created pursuant to the “Financing Documents” (as defined in the Financing Agreement).

“Permitted Lien” means any (a) mechanic’s, laborer’s, workmen’s, repairmen’s and carrier’s Liens, including all statutory Liens (i) relating to obligations as to which there is no existing default on the part of the Company or the Repowering Entities or (ii) that Seller is contesting in good faith through appropriate proceedings and set forth on Schedule 1.01(b) of the Disclosure Schedules and as to which adequate reserves in accordance with GAAP have been taken on the books of the Company or the Repowering Entities, as applicable; (b) Liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, (i) not delinquent or (ii) being contested in good faith through appropriate proceedings and set forth on Schedule 1.01(b) of the Disclosure Schedules and as to which adequate reserves in accordance with GAAP have been taken on the books of the Company or the Repowering Entities; (c) good faith deposits in connection with bids, tenders, leases, contracts or other agreements, including rent security deposits; (d) pledges or deposits to secure public or statutory obligations or appeal bonds; (e) in the case of personal property owned or held by the Company or the Repowering Entities, covenants and other restrictions in the Company Contracts; and (f) any other Liens set forth on Schedule 1.01(b) of the Disclosure Schedules.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business, entity, organization, trust, union, association or Governmental Authority.

“Projects” has the meaning set forth in the recitals to this Agreement.

“Purchaser Indemnified Parties” means Purchaser, its successors and permitted assigns, and each of their Representatives.

“Purchaser” has the meaning set forth in the preamble.

“Repowering Entities” is defined in the recitals to this Agreement.

“Repowering Holdco” is defined in the recitals to this Agreement.

6

“Representatives” means with respect to any Person, the officers, directors, employees, counsel, accountants, financing advisors, consultants and agents of such Person.

“Seller Indemnified Parties” means Seller, its successors and permitted assigns, and each of their Representatives.

“Seller” has the meaning set forth in the preamble.

“Seller Approvals” has the meaning set forth in Section 3.01(e).

“Seller Consents” has the meaning set forth in Section 3.01(c).

“Seller Parent” means Clearway Energy Group LLC, a Delaware limited liability company.

[***]

[***]

“Tax” or “Taxes” means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state or local or foreign taxing authority, including, but not limited to, income, excise, ad valorem, real or personal property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.

[***]

“Tax Equity Investor” means [***], a Delaware limited liability company.

“Tax Return” means any report, form, return, statement or other information (including any amendments) required to be supplied to or filed with a Governmental Authority by a Person with respect to Taxes, including, but not limited to, information returns, any amendments thereof or schedule or attachment thereto and any documents with respect to or accompanying requests for the extension of time in which to file any such report, form, return, statement or other information.

“Transfer Tax” means any and all sales, use, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer and other similar Taxes (including any penalties and interest or additions thereto) incurred in connection with the transactions contemplated by this Agreement (including recording and escrow fees and any real property or leasehold interest transfer or gains or any similar Tax).

“Wildorado Holdco” has the meaning set forth in the recitals to this Agreement.

[***]

“Wildorado Project” has the meaning set forth in the recitals to this Agreement.

7

“Wildorado Project Company” has the meaning set forth in the recitals to this Agreement.

1.02.        Rules of Interpretation.

(a)           Construction. As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter and the neuter gender shall include the masculine and feminine unless the context otherwise indicates.

(b)           References. References to Articles and Sections are intended to refer to Articles and Sections of this Agreement, and all references to Annexes, Exhibits and Schedules are intended to refer to Annexes, Exhibits and Schedules attached to this Agreement, each of which is made a part of this Agreement for all purposes. The terms “include,” “includes” and “including” mean “including, without limitation.” Any date specified for action that is not a Business Day shall mean the first Business Day after such date. Any reference to a Person shall be deemed to include such Person’s successors and permitted assigns. Any reference to any document or documents shall be deemed to refer to such document or documents as amended, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement. References to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law. The words “herein,” “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement. References to money refer to legal currency of the United States of America.

(c)           Accounting Terms. As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, will have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document will control.

Article 2
Sale of MEMBERSHIP INTERESTS

2.01.        Purchase and Sale. On the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller’s right, title and interest in and to the Class B Membership Interests free and clear of all Liens (other than (i) Permitted Equity Encumbrances and (ii) Permitted Liens).

2.02.        Purchase Price.

(a)           In consideration of the purchase and sale of the Class B Membership Interests described in Section 2.01, Purchaser shall pay or cause to be paid to Seller an amount (the “Purchase Price”) equal to Seventy Million Dollars ($70,000,000).

8

(b)           The Purchase Price shall be due and payable and shall be paid upon the Closing Date by wire transfer of immediately available funds, without any deduction, setoff, counterclaim or withholding except as set forth in Section 6.06, and applied in accordance with a funds flow memorandum agreed to between the Purchaser and the Seller.

2.03.        Transfer Taxes. [***].

2.04.        Tax Reporting of Transaction. For federal income tax purposes, the Parties shall report the transactions contemplated herein as follows:

(a)           On the Execution Date the Company is treated as a partnership for U.S. federal income tax purposes.

(b)           On the Execution Date, consistent with Revenue Ruling 99-6 (Situation 1), (i) with respect to Seller, as a sale of partnership interests, and (ii) with respect to Purchaser, as a purchase of all the assets, and assumption of all the liabilities, of the Company.

Article 3
REPRESENTATIONS AND WARRANTIES

3.01.        Representations and Warranties with respect to the Seller. The Seller hereby represents and warrants to the Purchaser, as of the Execution Date and the Closing Date, as follows; provided that any representation and warranty set forth in this Section 3.01 and expressly stated to be made only as of a specified date shall be made solely as of such date:

(a)           Existence. Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Seller has full power and authority to execute and deliver this Agreement and any other agreements to be executed and delivered by Seller hereunder, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including to sell to Purchaser the Class B Membership Interests.

(b)           Authority. All actions or proceedings necessary to authorize the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder have been duly and validly taken. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

(c)           No Consent. Except as set forth on Schedule 3.01(c) of the Disclosure Schedules (the “Seller Consents”), and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, the execution, delivery and performance by Seller of this Agreement does not require Seller to obtain any consent, approval or action of or give any notice to any Person as a result or under any terms, conditions or provisions of any Contract or Permit by which it is bound.

9

(d)           No Conflicts. The execution, delivery and performance of this Agreement by Seller does not and will not (i) conflict with, result in a breach of, or constitute a default under, the Constitutive Documents of the Seller or any material Contract to which Seller is a party; (ii) result in the creation of any Lien upon any of the Class B Membership Interests; (iii) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed by Seller or any rights or benefits are to be received by any Person, under any Contract to which Seller is a party; or (iv) violate in any material respect any Law.

(e)           Regulatory Matters. Except as set forth on Schedule 3.01(e) of the Disclosure Schedules (“Seller Approvals”), no Governmental Approval on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(f)            Legal Proceedings. Except as set forth in Schedule 3.01(f) of the Disclosure Schedules, there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened, as of the date of this Agreement against Seller that (a) affect Seller or any of its assets or properties or (b) would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement. Seller is not subject to any Order which materially restricts the operation of its business or which would reasonably be expected to have a Material Adverse Effect.

(g)           Brokers. Except as set forth on Schedule 3.01(g) of the Disclosure Schedules, no Person has any claim against the Seller for a finder’s fee, brokerage commission or similar payment directly or indirectly in connection with the transactions contemplated by this Agreement.

(h)           Compliance with Laws. Seller is not in material violation of any material Law or Order applicable to Seller or by which any of the Class B Membership Interests are bound or subject. Seller has not received any notice from any Governmental Authority of any material violation of any such Law since the Acquisition Date.

(i)             Tax Status. Since the Acquisition Date Seller is not, and its owner for U.S. federal income tax purposes is not a “foreign person” within the meaning of Section 1445(b)(2) of the Code.

(j)             Disclosures. To the Knowledge of Seller, no representation or warranty by Seller contained in this Agreement, and no statement contained in the Disclosure Schedules or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of Seller contains, or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading when taken as a whole.

(k)           Valid Interests.

10

(i)        Seller owns directly of record and beneficially, free and clear of all Liens, other than Permitted Equity Encumbrances, one hundred percent (100%) of the Class B Membership Interests of the Company on the Execution Date and on the Closing Date immediately prior to the consummation of the sale to Purchaser contemplated by this Agreement.

(ii)        Other than this Agreement and the LLCA, there are no outstanding options, warrants, calls, puts, convertible securities, or other contracts of any nature obligating or permitting the Seller or the Company to issue, deliver, acquire or sell membership interests or other securities in the Company.

(l)             [Reserved].

(m)           [***].

(n)           No Other Warranties. EXCEPT FOR THE WARRANTIES SET FORTH HEREIN, THE CLASS B MEMBERSHIP INTERESTS ARE BEING SOLD HEREUNDER ON AN “AS IS,” “WHERE IS” BASIS. THE WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, WRITTEN OR ORAL, EXPRESS OR IMPLIED; SELLER PROVIDES NO OTHER WARRANTIES WITH RESPECT TO THE CLASS B MEMBERSHIP INTERESTS, THE COMPANY, THE PROJECT COMPANIES, THE PROJECTS, THE REPOWERING ENTITIES, THE ASSETS OF THE COMPANY, THE ASSETS OF THE PROJECT COMPANIES, OR THE ASSETS OF THE REPOWERING ENTITIES, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.01, SELLER MAKES NO REPRESENTATION OR WARRANTY TO PURCHASER WITH RESPECT TO ANY FINANCIAL PROJECTIONS, FORECASTS OR FORWARD LOOKING STATEMENTS OF ANY KIND OR NATURE WHATSOEVER RELATING TO THE COMPANY, THE PROJECT COMPANIES, THE PROJECTS, THE REPOWERING ENTITIES, THE ASSETS OF THE COMPANY, THE ASSETS OF THE PROJECT COMPANIES, THE ASSETS OF THE REPOWERING ENTITIES OR THE CLASS B MEMBERSHIP INTERESTS.

3.02.        Representations and Warranties with Respect to the Purchaser. The Purchaser hereby represents to the Seller as of the Execution Date and the Closing Date, as follows; provided that any representation and warranty set forth in this Section 3.02 and expressly stated to be made only as of a specified date shall be made solely as of such date:

(a)           Existence. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full power and authority to execute and deliver this Agreement and each other agreement required to be executed by it pursuant to the terms hereof, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and to own or lease its assets and properties and to carry on its business as currently conducted.

11

(b)           Authority. All actions or proceedings necessary to authorize the execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly taken. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

(c)           No Consent. Except as disclosed on Schedule 3.02(c) of the Disclosure Schedules, and except as would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect, or would not reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, the execution, delivery and performance by Purchaser of this Agreement does not require Purchaser to obtain any consent, approval or action of or give any notice to any Person as a result or under any terms, conditions or provisions of any Contract by which it is bound.

(d)           No Conflicts. The execution, delivery and performance of this Agreement by Purchaser does not and will not (a) conflict with, result in a breach of, or constitute a default under, Purchaser’s Constitutive Documents, or any material Contract to which Purchaser is a party, (b) result in the creation of any Lien upon any of the assets or properties of Purchaser or (c) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed by Purchaser, or any rights or benefits are to be received by any Person, under any material Contract to which Purchaser is a party.

(e)           Permits and Filings. Except as disclosed on Schedule 3.02(e) of the Disclosure Schedules, no Permit on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or thereby or any borrowing or other action by Purchaser or any of its Affiliates in connection with obtaining or maintaining sufficient financing to pay the Purchase Price.

(f)            Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened as of the date of this Agreement against Purchaser that affects Purchaser or any of its assets or properties which would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

(g)           Purchase for Investment. Purchaser (a) is acquiring the Class B Membership Interests for its own account and not with a view to distribution, (b) is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act of 1933, (c) has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Class B Membership Interests and is able financially to bear the risks thereof, and (d) understands that the Class B Membership Interests will, upon purchase, be characterized as “restricted securities” under state and federal securities laws and that under such laws and applicable regulations the Class B Membership Interests may be resold without registration under such laws only in certain limited circumstances. Purchaser agrees that it will not sell, convey, transfer or dispose of the Class B Membership Interests, unless such transaction is made pursuant to an effective registration statement under applicable federal and state securities laws or an exemption from registration requirements of such securities laws.

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(h)           Brokers. Except as set forth on Schedule 3.02(h) of the Disclosure Schedules, no Person has any claim against Purchaser for a finder’s fee, brokerage commission or similar payment directly or indirectly in connection with the transactions contemplated by this Agreement.

(i)             Government Approvals. Except as set forth on Schedule 3.02(i) of the Disclosure Schedules or which have already been obtained, no Governmental Approval on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(j)             Compliance with Laws. Purchaser is not in material violation of any Law except where any such material violation would not in the aggregate reasonably be expected to have a Material Adverse Effect or a material adverse effect on Purchaser’s ability to satisfy its obligations under this Agreement.

(k)           Due Diligence. Purchaser, or its Representatives, have had the opportunity to conduct all such due diligence investigations as they deemed necessary or advisable in connection with entering into this Agreement and the related documents and the transactions contemplated hereby and thereby. PURCHASER HAS RELIED SOLELY ON ITS INDEPENDENT INVESTIGATION AND THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN SECTION 3.01 IN MAKING ITS DECISION TO PAY THE PURCHASE PRICE AND HAS NOT RELIED ON ANY OTHER STATEMENTS OR ADVICE FROM SELLER OR ITS REPRESENTATIVES.

Article 4
CONDITIONS PRECEDENT

4.01.        Closing Date Conditions Precedent. The obligations of the Parties to consummate the sale of the Class B Membership Interests to Purchaser as contemplated by this Agreement (the “Closing”) are subject to the satisfaction or waiver by the applicable Party of each of the following conditions:

(a)           Delivery and Execution of Documents. Each of the Parties shall have received a fully executed, complete, and correct copy of the Assignment and Assumption Agreement.

(b)           Approvals/Consents. All consents of Purchaser specified on Schedule 3.02(c) and all approvals of Purchaser specified in Schedule 3.02(i) shall have been obtained by the Purchaser, and all Seller Approvals and Seller Consents shall have been obtained by the Seller and shall in each case be in full force and effect.

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(c)           Litigation. No Order shall have been entered which restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement and no Action or Proceeding shall have been instituted before any Governmental Authority of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement.

(d)           Payment of Purchase Price. Purchaser shall pay or shall cause to be paid the Purchase Price in immediately available funds applied in accordance with a funds flow memorandum agreed to between the Purchaser and the Seller.

(e)           Seller Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects as of the Closing Date (except for any of such representations and warranties that are qualified by materiality, including by reference to Material Adverse Effect, which shall be true and correct in all respects) as though such representations and warranties were made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

(f)            Purchaser Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date (except for any of such representations and warranties that are qualified by materiality which shall be true and correct in all respects) as though such representations and warranties were made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

(g)           FIRPTA Certificate. The Seller shall have delivered to the Purchaser a certificate in form and substance reasonably satisfactory to the Purchaser, certifying that the transactions contemplated by this Agreement are exempt from withholding under Code Section 1445.

(h)           Certificates; Other Ancillary Documents. The Seller shall have delivered to the Purchaser (i) a certificate, dated the Closing Date and executed by an authorized officer or board member of the Seller substantially in the form and to the effect of Exhibit A, and (ii) a certificate, dated the Closing Date and executed by the Secretary of the Seller substantially in the form and to the effect of Exhibit B. The Purchaser shall have delivered to the Seller (x) a certificate, dated the Closing Date and executed by an authorized officer or board member of the Purchaser substantially in the form and to the effect of Exhibit C, and (y) a certificate, dated the Closing Date and executed by the Secretary of the Purchaser substantially in the form and to the effect of Exhibit D.

(i)             Delivery of Certificated Interests. The Seller shall have delivered to the Purchaser certificates representing the Class B Membership Interests, duly endorsed for transfer to Purchaser or accompanied by one or more membership interest powers duly endorsed for transfer to Purchaser.

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(j)             [***] Acquisition. The closing of the [***] Acquisition shall have occurred.

(k)           [***].

Article 5
Certain Covenants

5.01.        Regulatory and Other Permits. Seller shall, as promptly as practicable, use commercially reasonable efforts to make all filings with all Governmental Authorities and other Persons required by Seller or its Affiliates to consummate the transactions contemplated hereby and shall use commercially reasonable efforts to obtain as promptly as practicable all Permits and all consents, approvals or actions of all Governmental Authorities and other Persons necessary to consummate the transactions contemplated hereby, including the Seller Approvals and Seller Consents. Seller shall promptly provide Purchaser with a copy of any filing, order or other document delivered to or received from any Governmental Authority or other Person relating to the obtaining of any such Permits, consents, approvals, or actions of Governmental Authorities and other Persons. Seller shall provide a status report to Purchaser upon the reasonable request of Purchaser. Purchaser shall use commercially reasonable efforts not to cause its Representatives, or the Company, the Repowering Entities or other Affiliates of Purchaser or any of their respective Representatives, to take any action which would reasonably be expected to materially and adversely affect the likelihood of any approval or consent required to consummate the transactions contemplated hereby. Seller shall bear its own costs and legal fees contemplated by this Section 5.01.

5.02.        Fulfillment of Conditions. Each Party shall take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith to satisfy each other condition to the obligations of the other Party contained in this Agreement.

5.03.        Further Assurances. From the Execution Date and continuing until the earlier of the termination of this Agreement or the Closing Date, each Party shall use its commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as may be necessary to consummate the transactions contemplated by this Agreement, including such actions at its expense as are necessary in connection with obtaining any third-party consents and all Governmental Approvals required to be obtained by Seller. From the Execution Date and continuing until the earlier of the termination of this Agreement or the Closing Date, each Party shall cooperate with the other Party and provide any information regarding such Party necessary to assist the other Party in making any filings or applications required to be made with any Governmental Authority. Notwithstanding anything to the contrary contained in this Section 5.03, if the Parties are in an adversarial relationship in litigation or arbitration, the furnishing of any documents or information in accordance herewith shall be solely subject to applicable rules relating to discovery and the remainder of this Section 5.03 shall not apply.

5.04.        Notice of Transfer. The Parties hereby agree to waive all requirements set forth in Section 9.3 of the LLCA with respect to the transfer of the Class B Membership Interests.

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5.05.        [***].

Article 6
Indemnification

6.01.        Indemnification by Seller. Seller hereby indemnifies and holds harmless the Purchaser Indemnified Parties in respect of, and holds each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them become subject, resulting from, arising out of or related to any breach of any representation, warranty, covenant, agreement or obligation made by Seller in this Agreement or any certificate delivered by Seller pursuant to this Agreement, provided, however, that the foregoing indemnity shall not apply to Losses caused by the gross negligence or willful misconduct of Purchaser Indemnified Parties or their agents, officers, employees or contractors.

6.02.        Indemnification by Purchaser. Purchaser hereby indemnifies and holds harmless the Seller Indemnified Parties in respect of, and holds each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them become subject, resulting from, arising out of or relating to any breach by Purchaser of any representation, warranty, covenant, agreement or obligation made by Purchaser in this Agreement or any certificate delivered by Purchaser pursuant to this Agreement, provided, however, that the foregoing indemnity shall not apply to Losses to the extent caused by the gross negligence or willful misconduct of Seller Indemnified Parties or their agents, officers, employees or contractors.

6.03.        Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants, agreements and obligations of Seller and Purchaser contained in this Agreement are material, were relied on by such Parties, and will survive the Closing Date as provided in this Section 6.03. No claim under this Agreement (except as provided below) may be made unless such Party shall have delivered, with respect to any claim under Section 6.01, a written notice of claim prior to the date [***].

6.04.        Limitations on Claims.

(a)           An Indemnifying Party shall have no obligation to indemnify an Indemnified Party until the aggregate amount of all Losses incurred that are subject to indemnification by such Indemnifying Party pursuant to this Article 6 equal or exceed [***] of the Purchase Price (the “Deductible”) in which event the Indemnifying Party shall be liable for Losses only to the extent they are in excess of the Deductible; provided that, the Deductible shall not apply to Losses resulting from, arising out of or relating to [***].

(b)           Neither Party shall have any obligation to indemnify the other Indemnified Party in connection with any single item or group of related items that result in Losses that are subject to indemnification in the aggregate of less than [***].

(c)           The aggregate liability of the Seller Indemnifying Parties and the Purchaser Indemnifying Parties under this Article 6 resulting from any claims under any breaches of representations or warranties herein and in any certificates delivered pursuant hereto, shall be limited to an amount equal to [***] of the Purchase Price (the “Cap”); provided that, the Cap shall not apply to Losses resulting from, arising out of or relating to [***].

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(d)           The amount of any claim pursuant to this Article 6 will be reduced by the amount of any insurance proceeds actually recovered (less the cost to collect the proceeds of such insurance and the amount, if any, of any retroactive or other premium adjustments reasonably attributable thereto) and the amount of any Tax benefit (which for this purpose means any reduction in cash Taxes payable that would otherwise be due or the receipt of a refund of Taxes by the Indemnified Parties (or, in the case of an Indemnified Party that is either a disregarded entity, partnership or other pass-through entity for U.S. federal income tax purposes, the ultimate taxpayer(s) with respect to such entity), in each case only with respect to the taxable year in which the Loss was incurred or paid) to the Indemnified Party in respect of such claim or the facts or events giving rise to such indemnity obligation. If the Indemnified Party realizes such Tax benefit after the date on which an indemnity payment has been made to the Indemnified Party, the Indemnified Party shall promptly make payment to the Indemnifying Party in an amount equal to such Tax benefit; provided, that such payment shall not exceed the amount of the indemnity payment.

6.05.        Procedure for Indemnification of Third Party Claims.

(a)           Notice. Whenever any claim by a third party shall arise for indemnification under this Article 6, the Indemnified Party shall promptly notify the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim and, if known, the notice shall specify the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party copies of all material notices and documents (including court papers) received or transmitted by the Indemnified Party relating to such claim. The failure or delay of the Indemnified Party to deliver prompt written notice of a claim shall not affect the indemnity obligations of the Indemnifying Party hereunder, except to the extent the Indemnifying Party was actually disadvantaged by such failure or delay in delivery of notice of such claim.

(b)           Settlement of Losses. If the Indemnified Party has assumed the defense of any claim by a third party which may give rise to indemnity hereunder pursuant to Section 6.06(c), the Indemnified Party shall not settle, consent to the entry of a judgment of or compromise such claim without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Indemnifying Party.

6.06.        Rights of the Indemnifying Party in the Defense of Third Party Claims.

(a)           Right to Assume the Defense. In connection with any claim by a third party which may give rise to indemnity hereunder, the Indemnifying Party shall have thirty (30) days after the date the Indemnifying Party is notified of such claim by the Indemnified Party to assume the defense of any such claim, which defense shall be prosecuted by the Indemnifying Party to a final conclusion or settlement in accordance with the terms hereof.

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(b)           Procedure. If the Indemnifying Party assumes the defense of any such claim, the Indemnifying Party shall (i) select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claim and (ii) take all steps necessary in the defense or settlement thereof, at its sole cost and expense. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such claim, with its own counsel and at its sole cost and expense; provided that, if the claim includes allegations for which the Indemnifying Party both would and would not be obligated to indemnify the Indemnified Party, the Indemnifying Party and the Indemnified Party shall in that case jointly assume the defense thereof. The Indemnified Party and the Indemnifying Party shall fully cooperate with each other and their respective counsel in the defense or settlement of such claim. The Party in charge of the defense shall keep the other Party appraised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(c)           Settlement of Losses. The Indemnifying Party shall not consent to a settlement of or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).

(d)           Decline to Assume the Defense. The Indemnified Party may defend against any such claim, at the sole cost and expense of the Indemnifying Party, in such manner as it may deem reasonably appropriate, including settling such claim in accordance with the terms hereof if (i) the Indemnifying Party does not assume the defense of any such claim resulting therefrom within thirty (30) days after the date the Indemnifying Party is notified of such claim by the Indemnified Party or (ii) the Indemnified Party reasonably concludes that the Indemnifying Party is (a) not diligently defending the Indemnified Person, (b) not contesting such claim in good faith through appropriate proceedings or (c) has not taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a Lien against or attachment of any asset or property of the Indemnified Party for payment of such claim; provided that in the case of this clause (ii), the Indemnified Party will provide written notice to the Indemnifying Party of Indemnified Party’s conclusion, and Indemnifying Party shall have failed to take the applicable actions within thirty (30) days of such written notice.

6.07.        Direct Claims. In the event that any Indemnified Party has a claim against any Indemnifying Party which may give rise to indemnity hereunder that does not involve a claim brought by a third party, the Indemnified Party shall promptly notify the Indemnifying Party of the claim and the facts constituting the basis for such claim and, if known, the amount or an estimate of the amount of the liability arising therefrom. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from receipt of such claim notice that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder; however if the Indemnifying Party does notify the Indemnified Party that it disputes such claim within the required thirty (30) day period, the Parties shall attempt in good faith to agree upon the rights of the respective Parties with respect to such claim. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties. If such Parties shall not agree, the Indemnified Party shall be entitled to take any action in law or in equity as such Indemnified Party shall deem necessary to enforce the provisions of this Article 6 against the Indemnifying Party.

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6.08.        Exclusive Remedy. Absent fraud or willful breach, the indemnities set forth in this Article 6 shall be the exclusive remedies of Purchaser and Seller and their respective members, officers, directors, employees, agents and Affiliates due to misrepresentation, breach of warranty, nonfulfillment or failure to perform any covenant or agreement contained in this Agreement, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the Parties hereto hereby waive.

6.09.        Mitigations.

(a)           Each of the Parties agrees to take all commercially reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

(b)           Upon making any payment to the Indemnified Party for any indemnification claim pursuant to this Article 6, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any third parties with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall assign any such rights to the Indemnifying Party.

6.10.        No Solicitation. Seller shall not, and shall not authorize or permit any of its Affiliates or any of its Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal, (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause any of its Affiliates and all of its Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person concerning (a) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company, (b) the issuance or acquisition of equity securities of the Company, or (c) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.

Article 7
TERMINATION

7.01.        Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

(a)           by mutual written consent of the Seller and the Purchaser;

(b)           by Purchaser if there has been a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 4.01, and (ii) such breach has not been cured within thirty (30) days following written notification thereof; provided, however, that if, at the end of such thirty (30) day period, Seller is endeavoring in good faith, and proceeding diligently, to cure such breach, Seller shall have an additional thirty (30) days in which to effect such cure; and

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(c)           by Seller if there has been a breach by Purchaser of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 4.01, and (ii) such breach has not been cured within 30 days following written notification thereof; provided, however, that if, at the end of such thirty (30) day period, Purchaser is endeavoring in good faith, and proceeding diligently, to cure such breach, Purchaser shall have an additional thirty (30) days in which to effect such cure.

7.02.        Effect of Termination. If this Agreement is validly terminated pursuant to Section 7.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of either Purchaser or Seller (or any of their respective Representatives or Affiliates) in respect of this Agreement, except that the applicable portions of this Section 7.02, and the entirety of Article 6 and Article 8 will continue to apply following any termination; provided, however, that nothing in this Section 7.02 shall release any Party from liability for any breach of this Agreement by such Party prior to the termination of this Agreement (and any attempted termination by the breaching Party shall be void).

Article 8
GENERAL PROVISIONS

8.01.        Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by reputable national overnight courier service or by registered or certified mail (postage prepaid) or by email transmission confirmed by telephone conversation (recorded message is not sufficient), to the Parties at the following addresses or email addresses, as applicable:

If to Purchaser, to:	Wind TE Holdco LLC

804 Carnegie Center

Princeton, NJ 08540

Attention: Kevin Malcarney

Email: Kevin.Malcarney@clearwayenergy.com

With a copy to:	Crowell & Moring LLP

1001 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2595

Attn: Patrick W. Lynch

Email: plynch@crowell.com

If to Seller, to:	[***]

Notices, requests and other communications will be deemed given upon the first to occur of such item having been (a) delivered personally (or refusal of delivery) to the address provided in this Section 8.01, (b) if delivered by email transmission to the email address provided in this Section 8.1, when receipt of transmission has been orally confirmed by the sending Party, or (c) delivered (or refusal of such delivery) by registered or certified mail (postage prepaid) or by reputable national overnight courier service in the manner described above to the address provided in this Section 8.01 (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 8.01). Any Party from time to time may change its address, email address or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

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8.02.        Entire Agreement. This Agreement and the documents referenced herein supersede all prior discussions and agreements, whether oral or written, between the Parties with respect to the subject matter hereof, and contain the entire agreement between the Parties with respect to the subject matter hereof.

8.03.        Specific Performance. The Parties to this Agreement agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and money damages may not be a sufficient remedy. In addition to any other remedy at law or in equity, each of Purchaser and Seller shall be entitled to specific performance by the other Party of its obligations under this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy.

8.04.        Time of the Essence. Time is of the essence with regard to all duties and time periods set forth in this Agreement.

8.05.        Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement.

8.06.        Confidentiality; Disclosures. Neither Seller, Purchaser nor any of their Affiliates shall make any written or other public disclosures regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, except as required by law, any regulatory authority or under the applicable rules and regulations of a stock exchange or market on which the securities of the disclosing Party or any of its affiliates are listed.

8.07.        Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition and delivered pursuant to Section 8.01. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

8.08.        Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

8.09.        No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article 6.

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8.10.        Assignment. The obligations of the Parties under this Agreement are not assignable without the prior written consent of the other Party, which such Party may withhold in its discretion; provided, that Purchaser may assign this Agreement, including the right to purchase the Class B Membership Interests, without the prior written consent of Seller, to (a) any Affiliate of Purchaser, or (b) any financial institution providing purchase money or other financing to Purchaser from time to time as collateral security for such financing, in each case so long as  Purchaser remains fully liable for its obligations under this Agreement.

8.11.        Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

8.12.        Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

8.13.        Consent to Jurisdiction.

(a)           For all purposes of this Agreement, and for all purposes of any Action or Proceeding arising out of or relating to the transactions contemplated hereby or for recognition or enforcement of any judgment, each Party hereto submits to the personal jurisdiction of the courts of the State of New York and the federal courts of the United States, each sitting in New York County, and hereby irrevocably and unconditionally agrees that any such Action or Proceeding may be heard and determined in such New York court or, to the extent permitted by law, in such federal court. Each Party hereto agrees that a final judgment in any such Action or Proceeding may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any Action or Proceeding relating to this Agreement against the other Party or its properties in the courts of any jurisdiction.

(b)           Each Party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so:

(i)             any objection which it may now or hereafter have to the laying of venue of any Action or Proceeding arising out of or relating to this Agreement or any related matter in any New York state or federal court located in New York County, and

(ii)            the defense of an inconvenient forum to the maintenance of such Action or Proceeding in any such court.

Each Party hereto irrevocably consents to service of process by registered mail, return receipt requested, as provided in Section 8.01. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by Law.

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8.14.        Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR THAT OTHERWISE RELATES TO THIS AGREEMENT.

8.15.        Limitation on Certain Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, SPECULATIVE, EXEMPLARY, OR PUNITIVE DAMAGES (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”) FOR ANY REASON WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT; PROVIDED, HOWEVER, THAT ANY LOSSES ARISING OUT OF THIRD PARTY CLAIMS FOR WHICH A PARTY IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT SHALL NOT CONSTITUTE CONSEQUENTIAL DAMAGES. FOR THE AVOIDANCE OF DOUBT, AN ACTION FOR THE PAYMENT OF THE PURCHASE PRICE SHALL NOT BE CONSIDERED CONSEQUENTIAL DAMAGES.

8.16.        Disclosures. Seller or Purchaser may, at its option, include in the Disclosure Schedules items that are not material in order to avoid any misunderstanding, and any such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgment or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. In no event shall the inclusion of any matter in the Disclosure Schedules be deemed or interpreted to broaden Seller’s or Purchaser’s representations, warranties, covenants or agreements contained in this Agreement. The mere inclusion of an item in the Disclosure Schedules shall not be deemed an admission by Seller or Purchaser that such item represents a material exception or fact, event, or circumstance.

8.17.        Facsimile Signature; Counterparts. This Agreement may be executed by facsimile signature in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Membership Interest Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Seller:

CWSP WILDORADO ELBOW HOLDING LLC,
a Delaware limited liability company

By:	/s/ Craig Cornelius
Name: Craig Cornelius
Title: President

Purchaser:

WIND TE HOLDCO LLC,
a Delaware limited liability company

By:	/s/ Christopher S. Sotos
Name: Christopher S. Sotos
Title: President